EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY
as of December 31, 2005

State or Jurisdiction
of Organization	Subsidiaries	Ownership %
Delaware	DMLP CO.	100.0
Colorado	Long Canyon Gas Company, LLC	75.4
Colorado	Lorencito Gas Gathering, LLC	85.0
Delaware	Mesa Environmental Ventures Co.	100.0
Delaware	Parker & Parsley Argentina, Inc.	100.0
South Africa	Petroleum South Cape (Pty) Ltd.	100.0
Canada	Pioneer Canada ULC	100.0
Canada	Pioneer Energy Canada Ltd.	100.0
Delaware	Pioneer International Resources Company	100.0
Nigeria	Pioneer JDZ Limited	100.0
Texas	Pioneer Natural Gas Company	100.0
Delaware	Pioneer Natural Resources Alaska, Inc.	100.0
Cayman Islands	Pioneer Natural Resources Algeria Limited	100.0
Cayman Islands	Pioneer Natural Resources Anaguid Ltd.	100.0
Argentina	Pioneer Natural Resources (Argentina) S.A.	100.0
Canada	Pioneer Natural Resources Canada	100.0
Canada	Pioneer Natural Resources Canada Inc.	100.0
Cayman Islands	Pioneer Natural Resources Equatorial Guinea Limited	100.0
Texas	Pioneer Natural Resources Foundation	100.0
Bahamas	Pioneer Natural Resources Libya Limited	100.0
Cayman Islands	Pioneer Natural Resources Morocco Limited	100.0
Nigeria	Pioneer Natural Resources Nigeria (320) Limited	58.8
Cayman Islands	Pioneer Natural Resources Nigeria Ltd.	100.0
Delaware	Pioneer Natural Resources Properties LP	100.0
South Africa	Pioneer Natural Resources South Africa (Pty) Limited	100.0
Argentina	Pioneer Natural Resources (Tierra Del Fuego) S.A.	100.0
Cayman Islands	Pioneer Natural Resources Tunisia Ltd.	100.0
United Kingdom	Pioneer Natural Resources UK Limited	100.0
Delaware	Pioneer Natural Resources USA, Inc.	100.0
Nigeria	Pioneer Nigeria Deepwater Limited	100.0
Nigeria	Pioneer NR Nigeria (256) Limited	100.0
Cayman Islands	Pioneer Resources Africa Limited	100.0
Bahamas	Pioneer Resources Gabon Limited	100.0
Delaware	Pioneer Shelf Properties Incorporated	100.0
Texas	Pioneer Uravan, Inc.	100.0
Delaware	Westpan NGL LP	100.0
Delaware	Westpan Properties, Inc.	100.0
Nevada	Westpan Resources Company	100.0
Delaware	Westpan Resources LP	100.0

	Partnerships that Pioneer Natural Resources USA, Inc. is the managing general partner

Texas	Parker & Parsley 87-A Conv., Ltd.
Delaware	Parker & Parsley Private Investment 88 L.P.
Delaware	Parker & Parsley Private Investment 89, L.P.
Delaware	Parker & Parsley 90 Spraberry Private Development, L.P.
Texas	Midkiff Development Drilling Program, Ltd.
Texas	Mesa Offshore Royalty Partnership